 Exhibit 99.1

Medovex Corporation Announces First Human Cases Using Its DenerveX Device and First Revenue Events

Highly Disruptive and Patented Less Invasive Device with Faster Recovery Time than Current Surgical Treatment Options for Facet Joint Syndrome

ATLANTA, GA--(Marketwired – July 19, 2017) - Medovex Corp. (NASDAQ: MDVX), (“Medovex” or the “Company”), a developer of medical technology products, today announced the first human cases performed using its recently launched DenerveX™ System and first revenue events.

The DenerveX System which has recently received CE Mark approval and clearance for commercialization in the European countries, is a new and novel device designed for enduring relief of Facet Joint Syndrome related to lower back pain.

Jarrett Gorlin, Medovex CEO stated, “Our first human use cases for the DenerveX System which took place in Manchester, England recently with very encouraging initial procedural success. We anticipate performing up to as many as 30 plus additional procedures by the end of August. This is the beginning of delivering on our goal of “proof of principle” in the adoption of the technology in this very sizable market.” Gorlin concluded, “We are also pleased to have also reached our first revenue events in the EU with others soon to expected to follow.”

The DenerveX System offers a fast and simple way to perform a safe Facet Joint Syndrome treatment.

Patrick Kullmann, Medovex President and COO., added, "With the DenerveX™ System, we can offer surgeons and pain management specialists the ability to attain precise treatment of the Facet Joint pain. The DenerveX treatment uses “Rotacapsulation™, a combination of high heat and rotational capsular tissue shaving, in a minimally invasive posterior procedure for the treatment of Facet Joint Syndrome. The DenerveX System offers an alternative to existing treatments only providing temporary relief.”

Facet Joint Syndrome (FJS), also known as spinal osteoarthritis, spinal arthritis, or facet joint osteoarthritis, is a significant health and economic problem in the United States and other countries in the EU and Rest of World affecting millions each year. Current treatment options are generally temporary and there is no proven long-lasting option for FJS.

The DenerveX System is a highly differentiated technology. It denervates and removes capsular tissue from the Facet Joint in one single procedure. Treatment results from the combined effect of a deburring or polishing action and RF ablation treatment on the Facet Joint. Using this new technique, the slowly rotating burr removes the targeted facet joint synovial membrane and joint surface while the heat ablation destroys tissue and denudes any residual nervous and synovial membrane overlying the joint, removing the end point sensory tissue of the joint.

The DenerveX System consists of the DenerveX Kit which contains the DenerveX Device, a single use medical device and the DenerveX Pro-40 Power Generator. DenerveX system is not yet FDA cleared.

About Medovex
Medovex was formed to acquire and develop a diversified portfolio of potentially ground breaking medical technology products. Criteria for selection include those products with potential for significant improvement in the quality of patient care combined with cost effectiveness. The Company's first pipeline product, the DenerveX device, is intended to provide long lasting relief from pain associated with facet joint syndrome at significantly less cost than currently available options. To learn more about Medovex Corp., visit www.medovex.com

Safe Harbor Statement
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION
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Medovex Corp.

Jason Assad

470-505-9905

jassad@medovex.com